EXHIBIT 2.07



                     PURCHASE AGREEMENT OF CORPORATE QUOTAS

                         OF A LIMITED LIABILITY COMPANY



This Purchase Agreement (hereinafter "Agreement") is made and entered into as of the 13th day of August 1999.

                                 by and between

Harris Semiconductor BV, a Dutch Corporation and Harris Semiconductor Limited, an English Corporation (hereinafter referred to collectively as the "Sellers" and each individually as a "Seller"),

                                       and

Intersil Corporation, a Florida corporation with registered office located at 2401 Palm Bay Road NE, Palm Bay, Florida 32905, U.S.A. (hereinafter referred to as "Buyer"),

                                     WHEREAS

     o Sellers are the holders of participations representing 100% of the capital, having a par value of Lit. 20,000,000, of the company Harris S.r.l., with registered offices in Cinisello Balsamo (MI), Viale Fulvio Testi 126, Tax Code no. 05081450156, and an outstanding and fully paid capital of Lit. 20,000,000, registered with the Companies Registrar of Milan under no. MI149-25033 and no. 1132600 R.E.A.;

     o Sellers desire to sell said participations to Buyer and Buyer desires to purchase it;

               Now therefore, the parties hereby agree as follows:

1. Sellers agree to sell to Buyer, who agrees to purchase, the quota of Lit. 20,0000,000 fully paid, equal to 100% of the outstanding capital of Harris S.r.l. ("Quota");

2. The purchase price is Lit. 149,994,480 and will be paid contemporaneously with the execution of this Agreement

                               GENERAL CONDITIONS


1. Sellers grant any and all guarantees provided by law and declare that the assigned capital participations:

     o    are of their exclusive property and freely transferrable;

     o    have not previously been transferred or pledged;

     o are free of restrictions, charges and liens of any kind. Sellers also declare that no prohibitions regarding the free assignability of their quotas exist.

2. This sale becomes effective on August 13, 1999 and, as a consequence, Buyer becomes entitled to any and all rights towards Harris S.r.l. previously belonging to Sellers from such date;

3. This Agreement shall be deposited, together with a Notary deed, within the terms provided by the law, in order to be registered with the Register of Enterprises of Milan.

4. Pursuant to Section 2479 of the Italian Civil Code, the assignment of the quotas shall be registered in the quotaholders ledger of Harris S.r.l. within 30 days from the date of deposit at the Register of Enterprises of this instrument, upon request of Buyer, following the submission of a copy of this instrument and of the notice of confirmation of the deposit.

5. Buyer shall bear all expenses and taxes relating to and deriving from the registration of this Agreement. In order to comply with the tax on the transfer of ownership of securities or other instruments, the parties declare that they shall pay such tax in accordance with the provisions of "Imposta di Bollo" (stamp duties) which require an application and deduction of a corresponding amount of stamps. Such stamps shall be applied to this agreement and related invoice issued pursuant to Section 21 of Presidential Decree of the Republic N. 633 of October 26, 1972, and subsequent amendments, pursuant to the provision of Law Decree N. 417 of December 30, 1991 (Official Gazette of January 2, 1992) and the parties request that the payment of the tax be effected in "a virtual manner" by the competent Office of Registration at the moment in which this agreement is registered.

6. This instrument is subject to a fixed registration tax pursuant to section 11 Tar. Part 1a attached to D.P.R. No. 131 dated April 26, 1986.

7. This Agreement has been construed in accordance with and is governed by the laws of the Republic of Italy.

In witness thereof, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                    Harris Semiconductor BV
                                    /s/ Richard L. Ballantyne
                                    ----------------------------------------
                                    By: Richard L. Ballantyne
                                    Title: VP, General Counsel and Secretary


                                    Harris Semiconductor Limited
                                    /s/ Richard L. Ballantyne
                                    ----------------------------------------
                                    By: Richard L. Ballantyne
                                    Title: VP, General Counsel and Secretary


                                    Intersil Corporation
                                    /s/ Daniel J. Heneghan
                                    ----------------------------------------
                                    By: Daniel J. Heneghan
                                    Title: VP, Secretary and Treasurer